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                                                                      EXHIBIT 16

                          [ARTHUR ANDERSEN LETTERHEAD]


November 12, 1998



The Board of Directors
China Pacific, Inc.
Chengdu Iron and Steel Plant Office Bldg.
Qingbaijiang District
Sichuan Province
Postal code 610303
People's Republic of China


Attention: Mr. Thomas Tong


Dear Sirs,


This is to confirm that the client-auditors relationship between China Pacific, Inc. (Commission File Number: 000-26232) and Arthur Anderson & Co. has ceased.


Very truly yours,


/s/ ARTHUR ANDERSEN & CO




cc:  SEC Office of the Chief Accountant